UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 27, 2012

Commission File Number:  001-32420

Bazi International, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
84-1575085
(IRS Employer Identification No.)

18552 MacArthur Blvd, Suite 325, Irvine, California 92612
(Address of principal executive offices)

949-203-3500
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 27, 2012, the board of directors of Bazi International, Inc. ("we" or the "Company") approved, subject to receiving the approval of the holders of a majority of the voting power of Company's outstanding capital stock entitled to vote thereon, an amendment (the "Amendment") to the Company's Articles of Incorporation to change our name to "True Drinks Holdings, Inc." and to increase the Company's total number of authorized shares of common stock to 4,000,000,000. Shareholders holding 945,807 shares of our Series A Convertible Preferred Stock, par value $0.001 per share ("Series A Preferred Stock), each of which is entitled to 1,638.26 votes per share of Series A Preferred Stock, representing in the aggregate approximately 58% of the voting power of our outstanding shares of Series A Preferred Stock and common stock, on an as-converted basis, approved the Amendment pursuant to a Written Consent on November 29, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bazi International, Inc.

Date:   December 5, 2012
By:	/s/ Daniel Kerker

Name: Daniel Kerker
Title: Chief Financial Officer